EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. Section 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Capital Title Group, Inc., a Delaware corporation (the “Company”) on Form 10-Q for the period ended September 30, 2004, as filed with the Securities and Exchange Commission of the date hereof (the “Report”), I, Mark C. Walker, Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

Dated: October 29, 2004

/s/ MARK C. WALKER
Vice President, Chief Financial Officer,
Secretary and Treasurer